UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 13, 2007

Polaris Industries Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	1-11411	41-1790959
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2100 Highway 55, Medina, Minnesota		55340
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	763-542-0500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On June 13, 2007, Polaris Industries Inc. (the "Company") and its Austrian subsidiary entered into a second supplement (the "Second Supplement") to a Share Purchase Agreement dated December 22, 2006, which was filed as Exhibit 10.gg to the Company’s Current Report on Form 8-K dated December 22, 2006, as amended by the Supplement to Share Purchase Agreement dated February 15, 2007, which was filed as Exhibit 10.hh to the Company’s Current Report on Form 8-K dated February 20, 2007 (as amended, the "Share Purchase Agreement"). The Share Purchase Agreement provided that the Company would sell approximately 1.38 million shares of KTM Power Sports AG ("KTM") to a subsidiary of KTM’s largest shareholder, Cross Industries AG ("Cross") for a purchase price of approximately 58.5 million Euros. The terms of the Share Purchase Agreement contemplated that the sale of KTM shares would be completed in two stages with the first stage to occur on or before March 15, 2007 and the second stage to occur on or before June 15, 2007.

The Supplement memorialized that the closing of the sale of 1,106,561 shares of KTM stock would take place on February 20, 2007. The Second Supplement memorialized that the closing of the sale of the remaining 272,000 shares to be purchased under the Share Purchase Agreement would take place on June 15, 2007. All other material terms and conditions of the original share purchase agreement, dated December 22, 2006, and the first supplement, dated February 20, 2007, remain in full force and effect.

The foregoing description of the terms of the Second Supplement is qualified in its entirety by reference to the Second Supplement, which is attached to this Current Report on Form 8-K as Exhibit 10.ii.

Item 7.01 Regulation FD Disclosure.

On June 15, 2007, the Company issued a news release announcing that its Austrian subsidiary had completed the second and final closing of its sale of shares of KTM to a subsidiary of Cross, under the terms of the Share Purchase Agreement. Approximately 0.27 million shares were delivered at a purchase price of approximately 11.5 million Euros. Polaris now holds approximately 0.34 million KTM shares, representing slightly less than 5 percent of KTM’s outstanding shares. Polaris intends to utilize the proceeds generated from the second closing to reduce the outstanding balance of its revolving credit facility.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this report is furnished and not deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.ii Second Supplement to Share Purchase Agreement dated June 13, 2007 by and between Polaris Industries Inc., Polaris Austria GmbH, CROSS Industries AG and CROSS Automotive GmbH.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Polaris Industries Inc.

June 15, 2007	By:	/s/Michael W. Malone

Name: Michael W. Malone
Title: Vice President--Finance, Chief Financial Officer and Secretary of Polaris Industries Inc.

Top of the Form

Exhibit Index

Exhibit No.	Description

10.ii	Second Supplement to Share Purchase Agreement dated June 13, 2007 by and between Polaris Industries Inc., Polaris Austria GmbH, CROSS Industries AG and CROSS Automotive GmbH.
99.1	99.1 News Release dated June 15, 2007 of Polaris Industries Inc.